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                                                   EXHIBIT 23.2
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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-8533 of Armor Holdings, Inc. on Form S-3 of our report dated February 23, 1996, appearing in the Annual Report on Form 10-KSB of American Body Armor & Equipment, Inc. for the year ended December 31, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.


DELOITTE & TOUCHE LLP
Jacksonville, Florida


October 8, 1996